Exhibit 8.I

Andromeda Global Strategy Fund Ltd. is a Bahamian professional fund incorporated on October 3, 2013 under incorporation No. 168890B, addressed at Saffrey Square Building, Suite 103-B, Bay Street & Bank Lane, CB-10988, Nassau, The Bahamas.

Safra Asset Management (Bahamas) Limited is a Bahamian investment management entity headquartered at Saffrey Square Building, Suite 103-B, Bay Street & Bank Lane, CB-10988, Nassau, The Bahamas, and it is Andromeda Global Strategy Fund Ltd.’s investment manager.